UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

LASER PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-56166	84-3628771
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2023, the registrant (“Laser Photonics” or the “Company”) received a notice from Nasdaq Listing Qualifications department of the Nasdaq Stock Market LLC ("Nasdaq") stating that the Company no longer complies with Nasdaq’s audit committee requirement under Nasdaq’s Listing Rule 5605 following the resignation of Glenn Peterson from the Company’s board of directors and audit committee effective December 16, 2022. Nasdaq advised Laser Photonics that in accordance with Nasdaq’s Listing Rule 5605(c)(4) the Company has a cure period to regain compliance (i) until the earlier of the Company's next annual shareholders’ meeting or December 16, 2023; or (ii) if the next annual shareholders’ meeting is held before June 14, 2023, then the Company must evidence compliance no later than June 14, 2023 (the “Cure Period”). The Company is currently evaluating candidates for this role.

Item 9.01 Financial Statements and Exhibits.

Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASER PHOTONICS CORPORATION

Date: February 24, 2023	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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